Exhibit 99.1

ABIOMED REPORTS RECORD U.S. IMPELLA UTILIZATION

FOR FIRST QUARTER OF FISCAL 2011

-	595 U.S. Commercial Impella Patients During the Quarter
-	49 Patients Enrolled in PROTECT II Study

DANVERS, Mass. — August 4, 2010 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported first quarter fiscal 2011 revenue of $22.0 million, up 11% compared to the same period of fiscal 2010.

Total commercial U.S. Impella revenue, including initial site stocking orders and reorders, totaled $15.5 million, a 48% increase compared to $10.5 million in the first quarter of fiscal 2010. Commercial U.S. Impella reorders of $13.7 million were up 114% from $6.4 million in the first quarter of fiscal 2010 and represented 88% of commercial U.S. Impella revenue.

Worldwide Impella revenue totaled $16.6 million, up 38% compared to revenue of $12.0 million in the prior year.

Financial and operating highlights during the first quarter of fiscal 2011 include:

•	Approximately 595 U.S. commercial patients were treated with Impella(R) 2.5, 5.0 or LD, a 74% increase compared to approximately 341 commercial patients in the first quarter of fiscal 2010.

•	49 patients were enrolled in the Protect II study, for a total of 390 patients completed, or 60% of the 654 patients required.

•

An additional 24 U.S. hospitals purchased Impella 2.5 for commercial use during the quarter, bringing the total to 437 commercial customers, as compared to 47 hospitals added in the first quarter of fiscal 2010.

•	Gross margin rate for the first quarter of fiscal 2011 was 76%, compared to 75% in the first quarter of fiscal 2010.

•

Non-Impella revenue was $5.4 million for the first quarter of fiscal 2011, 32% lower than $7.9 million in the first quarter of fiscal 2010. The decline in non-Impella revenue was attributed partially to the Company’s restructuring of its surgery business and the exiting of distributors in Europe.

•	GAAP net loss for the first quarter of fiscal 2011 was $6.0 million, or $0.16 per share, compared to a GAAP net loss of $7.8 million, or $0.21 per share for the first quarter of fiscal 2010.

•

Non-GAAP net loss, which is described later in this press release for the first quarter of fiscal 2011 was $3.7 million, or $0.10 per share versus non-GAAP net loss of $5.7 million or $0.16 per share, in the first quarter of fiscal 2010.

•	Cash, cash equivalents and short-term marketable securities totaled $54.9 million at June 30, 2010 compared to $58.3 million at March 31, 2010.

•	At EuroPCR in May 2010, Abiomed announced latest results from USpella, a U.S. multicenter, observational registry of Impella 2.5(R) patients. The full presentation can be viewed here.

“The first quarter of fiscal 2011 was highlighted by continued growth of the Impella commercial platform, strong enrollment in the Protect II trial and positive operational performance,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “Our strategy is moving forward as we go deeper into existing U.S. Impella sites, training to independent use and expanding applications while amassing an extensive body of clinical evidence for hemodynamic support and heart muscle recovery.”

The Company will host a conference call to discuss the results on Wednesday, August 4, 2010, at 8:00 a.m. ET. Michael R. Minogue, Chairman, President and Chief Executive Officer and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 800.599.9829; the international number is 617.847.8703. The access participant code is 75175627. A replay of this conference call will be available beginning at 11 a.m. ET on August 4, 2010 through 11:59 p.m. ET on August 18, 2010. The replay phone number is 888.286.8010; the international number is 617.801.6888. The replay access code is 23715383.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net loss and net loss per share, in each case excluding, where appropriate, stock-based compensation, intangibles amortization and other costs, expenses or income, all as further detailed in the financial tables accompanying this earning announcement, which management believes are useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and assist in analyzing future trends. We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock based compensation expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release and above, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing, regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Maillett

978-646-1553

ir@abiomed.com

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Abiomed, Impella, iPulse, BVS5000, AB5000, AbioCor and the Abiomed logo are all trademarks of Abiomed. Other company and product names may be trademarks of their respective owners.

Abiomed Inc.

Reconciliation of GAAP to Non-GAAP Net Loss

(in thousands, except per share data)

	Three Months Ended
	June 30, 2010	June 30, 2009
Net loss on a GAAP basis	$(5,980)	$(7,760)

Share-based compensation expense:
—Cost of product revenue	62	117
—Research & development	310	129
—Selling, general and administrative	999	1,454

Athlone lease exit charge
—Selling, general and administrative	791	—
Amortization of intangible assets	362	354

Sale of World Heart Stock
—Other income/(expense)	(239)	—
Income tax effect of non-GAAP adjustments	—	—

Net loss on a non-GAAP basis	$(3,695)	$(5,706)

Net loss per share reconciliation

(in thousands, except for per share data)

	Three Months Ended
	June 30, 2010	June 30, 2009
Net loss per share on a GAAP basis	$(0.16)	$(0.21)

Share-based compensation expense:
—Cost of product revenue	0.00	0.00
—Research & development	0.01	0.00
—Selling, general and administrative	0.03	0.04

Athlone fair value charge
—Selling, general and administrative	0.02	0.00
Amortization of intangible assets	0.01	0.01

Sale of World Heart Stock
—Other income/(expense)	-0.01	0.00
Income tax effect of non-GAAP adjustments	0.00	0.00

Net loss per share on a non-GAAP basis	$(0.10)	$(0.16)
Shares used in calculation of net income/(loss) per share on a non-GAAP basis	37,086	36,549

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2010	March 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,941	$4,788
Short-term marketable securities	50,978	53,477
Accounts receivable, net	12,571	13,516
Inventories	7,388	9,211
Prepaid expenses and other current assets	1,344	1,676

Total current assets	76,222	82,668
Property and equipment, net	6,115	6,753
Intangible assets, net	2,389	2,979
Goodwill	33,725	37,170

Total assets	$118,451	$129,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,274	$3,764
Accrued expenses	10,232	13,011
Deferred revenue	1,339	1,289

Total current liabilities	15,845	18,064
Long-term deferred tax liability	3,282	3,040
Other long-term liabilities	561	510

Total liabilities	19,688	21,614

Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized—1,000,000 shares; Issued and outstanding—none
Common stock, $.01 par value	378	375
Authorized—100,000,000 shares; Issued—37,843,643 shares at June 30, 2010 and 37,484,018 shares at March 31, 2010;
Outstanding—37,792,689 shares at June 30, 2010 and 37,433,064 shares at March 31, 2010
Additional paid-in-capital	373,887	372,425
Accumulated deficit	(268,995)	(263,015)
Treasury stock at cost—50,954 at June 30, 2010 and March 31, 2010	(827)	(827)
Accumulated other comprehensive (loss) income	(5,680)	(1,002)

Total stockholders’ equity	98,763	107,956

Total liabilities and stockholders’ equity	$118,451	$129,570

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended June 30,
	2010	2009
Revenue:
Products	$21,761	$19,588
Funded research and development	241	325

	22,002	19,913

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	5,284	5,072
Research and development	6,653	5,983
Selling, general and administrative	15,753	15,967
Amortization of intangible assets	367	354

	28,057	27,376

Loss from operations	(6,055)	(7,463)

Other income (expense):
Investment (expense) income, net	(2)	44
Gain on sale of WorldHeart stock	239	—
Other income (expense), net	81	(115)

	318	(71)

Loss before provision for income taxes	(5,737)	(7,534)
Provision for income taxes	243	226

Net loss	$(5,980)	$(7,760)

Basic and diluted net loss per share	$(0.16)	$(0.21)
Weighted average shares outstanding	37,086	36,549